Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Number 333-157823 on Form S-3 of our report dated March 30, 2010 relating to the financial statements of United States Commodity Funds LLC and Subsidiaries as of December 31, 2009 and 2008 and for the years then ended, appearing in this Current Report on Form 8-K of United States Oil Fund, LP.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
March 31, 2010